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                                  EXHIBIT 10(m)

                               AMENDMENT NO. 1 TO
                    EXECUTIVE SUPPLEMENTAL BENEFIT AGREEMENT

                                CYNTHIA W. GANNON


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                                 AMENDMENT NO. 1
                                       TO
                    EXECUTIVE SUPPLEMENTAL BENEFIT AGREEMENT

        The term "Change in Control, " "Change in Control of the Bank" or "Change in Control of the Corporation" as used in this Executive Supplemental Benefit Agreement (the "Agreement")] is amended effective as of this 16th day of July, 1997 to read as set forth hereinafter. From and after the date hereof, any reference herein or in the Agreement to the "Corporation" or the "Company" shall mean Emerald Financial Corp., an Ohio corporation, and any reference to the "Bank" shall mean The Strongsville Savings Bank, an Ohio-chartered savings and loan association.

        For purposes of the Agreement, a "Change in Control" shall mean:

        (i) The acquisition by a person or persons acting in concert of the power to vote twenty five percent (25%) or more of a class of the Corporation's voting securities, or the acquisition by a person of the power to direct the Corporation's management or policies, if the Board of Directors or the Office of Thrift Supervision has made a determination that such acquisition constitutes or will constitute an acquisition of control of the Corporation for the purposes of the Savings and Loan Holding Company Act or the Change in Bank Control Act and the regulations thereunder;

        (ii) during any period of two (2) consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Bank or the Corporation cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two thirds (2/3) of the directors then in office who were directors in office at the beginning of the period;

        (iii) the Corporation shall have merged into or consolidated with another corporation, or merged another corporation into the Corporation, on a basis whereby less than fifty percent (50%) of the total voting power of the surviving corporation is represented by shares held by former shareholders of the Corporation prior to such merger or consolidation; or

        (iv) the Corporation shall have sold substantially all of its assets to another person. The term "person" refers to an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or other entity.
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IN WITNESS WHEREOF, we have hereunto set our hands as of this 16th day of July
1997.

THE STRONGSVILLE SAVINGS BANK                        EXECUTIVE




By: \s\ JOHN F. ZIEGLER                              \s\ CYNTHIA W. GANNON
    ---------------------------------         ---------------------------------
        John F. Ziegler                                  Cynthia W. Gannon

Its:    Executive Vice President






EMERALD FINANCIAL CORP.


By: \s\ JOHN F. ZIEGLER
    ---------------------------------
        John F. Ziegler

Its:    Executive Vice President